UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 2, 2004

XSTREAM BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-30158-A	62-1386351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 NW 15 Avenue, Bay A, Fort Lauderdale, Florida 33309

(Address of Principal Executive Office) (Zip Code)

(954) 598-7997

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

On August 2, 2004 Xstream Beverage Group, Inc. sold 43.2 shares of our Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act and Rule 506 of Regulation D. We received gross proceeds of $2,160,000. We will use the net proceeds of this offering for general working capital.

Series B Convertible Preferred Stock

The designations, rights and preferences of the Series B Preferred provide:

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the shares have a liquidation preference of $50,000 per share,

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the shares of our Series B Preferred are convertible into shares of our common stock equal to the liquidation preference divided by the conversion price of $1.50 per share.  The conversion price is subject to adjustment in the event of stock splits and combinations, dividends or distributions, reclassifications or reorganizations, or in the event we issue or sell any additional shares of common stock or other securities which are convertible into common stock or common stock equivalents at a price less than the then current conversion price. Holders are restricted in their ability to convert the Series B Preferred into common stock if at the time of conversion the number of shares of common stock to be issued, together with all other shares of common stock owned by the holder, would result in the holder owning in excess of either 4.9% or 9.9% of the then issued and outstanding shares of our common stock, subject to a waiver by the holder of these limitations upon 61 days notice to us,

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the holders have the right to require us to redeem all or a portion of the shares the Series B Preferred under certain circumstances, including:

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upon the occurrence of a Major Transaction (as that term is defined in the designations of the Series B Preferred). In this event, the redemption price would be equal to 100% of the liquidation preference plus all accrued but unpaid dividends, and

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upon the occurrence of a Triggering Event ( as that term is defined in the designations of the Series B Preferred). In this event, the redemption price would be equal to 120% of the amount of the liquidation preference plus all accrued but unpaid dividends.

Upon either occurrence, at our discretion we can pay the redemption price in cash or shares of common stock based upon the then current conversion price,

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on the date which is 42 months from the date of issuance of the Series B Preferred, at the option of the holder we are required to redeem the outstanding shares of Series B Preferred into such number of shares of our common stock as equal the liquidation preference plus all accrued but unpaid dividends divided by the conversion price then in effect, or for cash at a price equal to the number of shares of common stock each holder would be entitled to receive at the conversion price then in effect multiplied by $1.85,

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so long as the Series B Preferred is outstanding, without the consent of the holders of at least ¾ of the outstanding shares of Series B Preferred we cannot:

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amend the provisions of the Series B Preferred,

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repurchase, redeem or pay any dividends on our common stock or any other securities which rank junior to the Series B Preferred,

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amend our Articles of Incorporation or By-laws in a manner which would materially and adversely any right of the Series B Preferred,

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make any distribution with respect to any junior security,

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voluntarily file for bankruptcy, liquidate our assets or make an assignment for the benefit of our creditors,

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change the nature of our business, or

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so long as at least $1,500,000 of the Series B Preferred is outstanding (which represents 30 shares), we cannot authorize or create any class of securities which ranks senior to our pari passu with the Series B Preferred

Other than in the foregoing instances, the Series B Preferred has no voting rights.

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it ranks senior to our common stock and to all other classes of our securities which do not specifically provide that they are senior to our Series B, but subordinate to all of our indebtness, and

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it pays cumulative semi-annual dividends of 6% per annum, payable at our option in cash, registered shares of our common stock or additional shares of our Series B Preferred. If we choose to pay the dividends in registered shares of our common stock, the shares are valued at the then conversion price of the Series B Preferred and if we choose to pay the dividends in shares of Series B Preferred, those shares are valued at the liquidation preference of the stock.

Common Stock Purchase Warrants

We issued the purchasers of the Series B Preferred two series of five year common stock purchase warrants. The Series A Warrants are exercisable into a number of shares of our common stock equal to 100% of the shares issuable upon the conversion of the Series B Preferred at an exercise price of $2.00 per share. The Series B Warrants are exercisable into a number of shares of our common stock equal to 50% of the shares issuable upon the conversion of the Series B Preferred at an exercise price of $4.00 per share. All other terms of the warrants are identical, and include:

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the warrants are transferable at the discretion of the holder,

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the number of shares underlying the warrant and the exercise price of each warrant are subject to adjustment in the event of recapitalization, reorganization, reclassifications, consolidations, mergers or a sale of all or substantially all of our assets or properties, stock dividends, subdivisions and combinations and distributions as well as issuance of additional shares of our common stock or any common stock equivalents (as that term is defined in the warrant) at a price less than the then current exercise price of the warrant or if we purchase any shares of our common stock at a price greater than the market value or the current exercise price,

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holders are restricted in their ability to exercise the warrants if at the time of exercise the number of shares of common stock to be issued, together with all other shares of common stock owned by the holder, would result in the holder owning in excess of either 4.9% or 9.9% of the then issued and outstanding shares of our common stock, subject to a waiver by the holder of these limitations upon 61 days notice to us, and

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beginning 12 months from the effective date of the registration statement covering the resale of the shares of common stock underlying the warrants at our option upon 20 days notice we can call up to 100% of the warrants at $0.01 per share if the market value of our common stock has been greater than 400% of the conversion price then in effect for our Series B Preferred for 20 trading days immediately preceding the call notice, subject to certain requirements.

Other terms of the offering

HC Wainwright & Co. acted as placement agent for us in this offering and we paid that firm a 10% cash commission ($216,000) and five year common stock purchase warrants to purchase 228,000 shares of our common stock at an exercise price of $1.50 per share. In connection with the transaction, we also agreed to pay the attorney's fees of the purchasers in an amount not to exceed $35,000. We also granted the purchasers a three year right of first offer and refusal for certain subsequent financings, other than those we may enter into with Laurus Master Fund, Ltd. or any entity which Laurus Master Fund, Ltd. may introduce to us.

We also granted the purchasers registration rights covering the shares of our common stock issuable upon the conversion of the Series B Preferred and the exercise of the Series A and Series B warrants, including the shares underlying the warrants issued to the placement agent (the "Registrable Securities"). We have agreed to file a registration statement with the Securities and Exchange Commission within 30 days of the closing of this offering which, when declared effective, will permit the public resale of the Registrable Securities. If we should fail to file the registration statement on a timely basis or if the registration statement is not declared effective by the Securities and Exchange Commission within 120 days from its filing date, or in certain other instances specified in the registration rights agreement, we are required to pay the holders liquidated damages equal to 2% of their initial investment for the first month or any portion of that month and thereafter 1.25% for each successive month or any portion of that month until the registration statement is effective or we have cured the other events of default.

A copy of the forms of Series B convertible preferred stock purchase agreement, certificate of designation of the Series B preferred, Series A warrant, Series B warrant and registration rights agreement are filed as exhibits to this report. The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of the Relative Rights and Preference of the Series B Convertible Preferred Stock
4.1	Series A Warrant
4.2	Series B Warrant
10.1	Series B Convertible Preferred Stock Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press release dated August 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XSTREAM BEVERAGE GROUP, INC.

Date: August 3, 2004	By:	/s/ JERRY PEARRING
Jerry Pearring President

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Designation of the Relative Rights and Preference of the Series B Convertible Preferred Stock
4.1	Series A Warrant
4.2	Series B Warrant
10.1	Series B Convertible Preferred Stock Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press release dated August 3, 2004